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                                                                    EXHIBIT 99.2

                       LEXALITE INTERNATIONAL CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Josh T. Barnes and Arthur R. Marshall, and each and either of them, as attorney-in-fact and proxy for the undersigned, with full power of substitution, to represent the undersigned and vote, as designated below, all of the shares of Common Stock of LexaLite International Corporation, a Delaware corporation ("LexaLite"), which the undersigned is entitled to vote at LexaLite's Special Meeting of Shareholders to be held on November 16, 1996, and at any adjournment or continuation thereof.

1. PROPOSAL TO APPROVE THE MERGER OF A WHOLLY-OWNED SUBSIDIARY OF SUMMA INDUSTRIES, A CALIFORNIA CORPORATION ("SUMMA"), WITH AND INTO LEXALITE, ON THE TERMS AND CONDITIONS DESCRIBED IN MORE DETAIL IN THE JOINT PROXY STATEMENT/PROSPECTUS DATED OCTOBER, 1996, THE AGREEMENT OF MERGER ATTACHED TO THE JOINT PROXY STATEMENT/PROSPECTUS AS APPENDIX I, AND THE AGREEMENT AND PLAN OF REORGANIZATION ACCOMPANYING THE JOINT PROXY STATEMENT/PROSPECTUS.

    [_] FOR                     [_] AGAINST                       [_] ABSTAIN

2. In their discretion, upon such other business as may properly come before the Special Meeting or any adjournment or continuation thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER HEREIN SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY MATTER TO COME BEFORE THE SPECIAL MEETING.

Please sign exactly as your name appears below, date and return this Proxy promptly using the enclosed envelope. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full titles as such.

Dated: _____________________, 1996

__________________________________
Signature

__________________________________
Signature (if held jointly)

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.